As filed with the Securities and Exchange Commission on March 16, 2009

Registration No. 333-136932

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GPC BIOTECH AG

(Exact name of Registrant as specified in its charter)

Germany	04-3158193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fraunhoferstrasse 20

D-82152 Martinsried/Munich, Germany

Tel: 011 49 89 8565 2600

(Address and telephone number of Registrant’s principal executive offices)

2004 Incentive Stock Option Plan

2005 Incentive Stock Option Plan

2006 Incentive Stock Option Plan

Convertible Bonds Terms and Conditions (August 31, 2004)

Convertible Bonds Terms and Conditions (June 8, 2005)

Convertible Bonds Terms and Conditions (May 24, 2006)

(Full titles of the plans)

Brent Hatzis-Schoch

Senior Vice President & General Counsel

GPC Biotech Inc.

101 College Road East

Princeton, New Jersey 08540

Tel: (609) 524-1000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-136932) (the “Registration Statement”) of GPC Biotech AG (the “Company”) which was filed with the Securities and Exchange Commission and became effective on August 28, 2006.

The Registration Statement registered (i) 4,240,000 Ordinary Bearer Shares, with no par value, of the Company (the “Ordinary Bearer Shares”) to be issued pursuant to the following plans of the Company: 2004 Incentive Stock Option Plan; 2005 Incentive Stock Option Plan; 2006 Incentive Stock Option Plan; Convertible Bonds Terms and Conditions dated August 31, 2004; Convertible Bonds Terms and Conditions dated June 8, 2005; and Convertible Bonds Terms and Conditions dated May 24, 2006 and (ii) 2,750,000 interest bearing convertible bonds pursuant to the 2004 Convertible Bond Program, the 2005 Convertible Bond Program and the 2006 Convertible Bond Program.

The Company’s Board of Directors unanimously approved the deregistration of the Company’s Ordinary Bearer Shares and American Depository Shares (each American Depository Share representing one Ordinary Bearer Share) under the Securities Exchange Act of 1934, as amended. In connection with the approval of the deregistration of the Ordinary Bearer Shares and American Depository Shares, the Company’s Board of Directors approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on this 16th day of March, 2009.

GPC BIOTECH AG

By:	/s/ Brent Hatzis-Schoch
Name:	Brent Hatzis-Schoch
Title:	Senior Vice President & General Counsel